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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-68453 of Hamilton Bancorp Inc. on Form S-3 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Hamilton Bancorp Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Miami, Florida
December 9, 1998